                                                                       Exhibit 4

                      TRANSACTIONS BY REPORTING PERSONS IN
                     COMPANY COMMON STOCK SINCE JUNE 1, 2002

     Mr. Wigley has acquired direct or indirect beneficial ownership of the Company Common Stock in the following open market transactions:

            No. of                                      No. of                                   No. of
            ------                                      ------                                   ------
 Date       Shares     Price              Date          Shares     Price             Date        Shares     Price
 ----       ------     -----              ----          ------     -----             ----        ------     -----
--------------------------------      --------------------------------------    -------------------------------------
 6/03/02    1,000       4.15             6/10/02        1,800      3.99            6/24/02         800       3.40
--------------------------------      --------------------------------------    -------------------------------------
 6/05/02    1,000       4.19             6/11/02          400      3.61            6/24/02         400       3.62
--------------------------------      --------------------------------------    -------------------------------------
 6/07/02      400      3.891             6/11/02        1,000      3.79            6/24/02       1,600       3.65
--------------------------------      --------------------------------------    -------------------------------------
 6/07/02      200       3.90             6/12/02        1,000      3.69            6/24/02       1,000       3.70
--------------------------------      --------------------------------------    -------------------------------------
 6/07/02    1,000       4.00             6/12/02          500      3.74            6/25/02       1,000       3.89
--------------------------------      --------------------------------------    -------------------------------------
 6/07/02    1,000       4.10             6/12/02        1,500      3.75            6/25/02         200       4.12
--------------------------------      --------------------------------------    -------------------------------------
 6/07/02      200      4.185             6/24/02          200     3.141            6/25/02       1,800       4.15
--------------------------------      --------------------------------------    -------------------------------------
 6/07/02      800       4.20             6/24/02          200      3.15            6/26/02       1,000       3.84
--------------------------------      --------------------------------------    -------------------------------------
 6/10/02      200      3.981             6/24/02          200     3.375            6/26/02       1,000       4.15
--------------------------------      --------------------------------------    -------------------------------------

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